UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2013

ANADIGICS, Inc.
(Exact Name of Registrant as Specified in Charter)
__________________________

Delaware	0-25662	22-2582106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

141 Mt. Bethel Road Warren, New Jersey		07059
(Address of Principal Executive Offices)		(Zip Code)

(908) 668-5000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)           On June 12, 2013, ANADIGICS, Inc. (the “Company”), appointed David Cresci, age 37, to serve as President.  Mr. Cresci had previously been serving as Vice President of WiFi Products since August 2012.  Prior to this role, he served as Vice President of RF Product Integration at the Company.  Mr. Cresci joined the Company in April 2003 as Senior Manager of WiFi Product Marketing, responsible for driving the company’s WiFi business through reference design partnerships and design wins at top-tier OEMs.  Prior to joining the Company, Mr. Cresci was Co-Founder and Senior Sales Engineer at RF Solutions, where he helped to build the company into a leading power amplifier provider for the WiFi market.

Mr. Cresci and the Company entered into an employment agreement, effective January 14, 2013, for a term expiring on December 31, 2015 (the “Stated Termination Date”), which term shall automatically be extended on an annual basis on the Stated Termination Date and on each anniversary of the Stated Termination Date (“Anniversary Termination Date”) provided that neither Mr. Cresci nor the Company notifies the other party in writing prior to the September 30 preceding such Stated Termination Date or Anniversary Termination Date that such party elects not to extend the agreement.

Under the terms of the agreement, if within twelve months following a “Change in Control”, the Company terminates Mr. Cresci without “Cause” or Mr. Cresci voluntarily resigns from the Company due to a material reduction in responsibilities and duties associated with his position, or a material reduction in compensation (base salary, plus target bonus opportunity without the prior express written consent of Mr. Cresci), he will be entitled to (A) an amount equal to (x) twelve months of base salary and payment of the annual bonus at 100% of target and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period, (B) subject to timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months and (D) immediate vesting of all stock options, shares of restricted stock and restricted stock units granted under any stock or stock option plan of the Company, to the extent such stock options, shares of restricted stock, or restricted stock units have been earned (if performance based) and not vested as of such termination date.

If Mr. Cresci’s employment is terminated without Cause at any time prior to the Stated Termination Date or Anniversary Termination Date, absent the occurrence of a Change in Control or more than twelve months following a Change in Control, he will be entitled to (A) an amount equal to (x) twelve months of base salary and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period, (B) subject to timely election of continuation coverage under COBRA, COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months, and (D) the continued vesting of all stock options, restricted stock and restricted stock units previously granted which have not vested as of the termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or restricted stock units have been earned (if performance based).

If Mr. Cresci’s employment terminates on the Stated Termination Date or any Anniversary Termination Date, he will be entitled to (A) an amount equal to twelve months of base salary, (B) the annual short-term bonus for the calendar year in which the Agreement expires, to the extent earned and not yet paid, and (C) the continued vesting of all stock options, restricted stock and restricted stock units previously granted which have not vested as of such termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or restricted stock units have been earned (if performance based).

Mr. Cresci’s employment agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein, and the above description is qualified in its entirety by reference to such exhibit.

On June 12, 2013, the Company appointed John van Saders, age 54, to serve as Executive Vice President and Chief Operations Officer.  Mr. van Saders had previously been serving as the Senior Vice President - RF Products since March 2011.  Prior to this position, he served as the Vice President of Advanced Development and had served the Company in that capacity since re-joining the Company in 2007.  Beginning in 2001, he served as the Vice President of Engineering and Manufacturing for ASIP, an optoelectronics startup which later merged with T-Networks.  His responsibilities included product and business development, InP wafer fab construction and operation, process development, reliability, and establishing all manufacturing operations.  He originally joined ANADIGICS in 1990 as a design engineer, serving in several management and executive product development positions.

Mr. van Sader’s employment agreement was previously described in a Form 8-K/A filed with the Securities and Exchange Commission on April 19, 2011 by the Company.  The employment agreement was filed as Exhibit 10.3 to such Form 8-K/A.

On June 12, 2013, the Company appointed Jerry Miller, age 50, to serve as Senior Vice President, Cellular Products.  Mr. Miller had previously been serving as Vice President of Wireless Mobile Products since August 2012.  Prior to this role, Mr. Miller served as Vice President of Business Development at the Company.  He originally joined the Company in 1992 as a Sales Manager responsible for major wireless OEMs, including Ericsson, Nokia and Qualcomm.  Prior to joining the Company, he began his career as a RF design engineer at Lockheed Missiles & Space Corporation and Synchronous Communications, developing microwave receiver and fiber optic TV transmission products.  From 1996 until 2001, Mr. Miller had held various Senior Manager positions at Lucent Microelectronics (Agere Systems), where his responsibilities included Wireless Product Marketing and New Business Initiatives.  Mr. Miller returned to the Company in 2001 as Senior Product Line Director, WCDMA and CDMA products, and became instrumental in defining the HELP™ PA product family that revolutionized the Wireless industry.

Mr. Miller and the Company entered into an employment agreement, effective April 3, 2012, for a term expiring on December 31, 2013 (the “Stated Termination Date”), which term shall automatically be extended on an annual basis on the Stated Termination Date and on each anniversary of the Stated Termination Date (“Anniversary Termination Date”) provided that neither Mr. Miller nor the Company notifies the other party in writing prior to the September 30 preceding such Stated Termination Date or Anniversary Termination Date that such party elects not to extend the agreement.

Under the terms of the agreement, if within twelve months following a “Change in Control”, the Company terminates Mr. Miller without “Cause” or Mr. Miller voluntarily resigns from the Company due to a material reduction in responsibilities and duties associated with his position, or a material reduction in compensation (base salary, plus target bonus opportunity without the prior express written consent of Mr. Miller), he will be entitled to (A) an amount equal to (x) twelve months of base salary and payment of the annual bonus at 100% of target and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period, (B) subject to timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months and (D) immediate vesting of  all stock options, shares of restricted stock and restricted stock units granted under any stock or stock option plan of the Company, to the extent such stock options, shares of restricted stock, or restricted stock units have been earned (if performance based) and not vested as of such termination date.

If Mr. Miller’s employment is terminated without Cause at any time prior to the Stated Termination Date or Anniversary Termination Date, absent the occurrence of a Change in Control or more than twelve months following a Change in Control, he will be entitled to (A) an amount equal to (x) twelve months of base salary and (y) payment of the semi-annual bonus for the period during which termination occurs (at 100% of target) prorated for the number of complete months worked in that period, (B) subject to timely election of continuation coverage under COBRA, COBRA continuation coverage premiums for up to a maximum of twelve months, (C) executive outplacement services for up to six months, and (D) the continued vesting of all stock options, restricted stock and restricted stock units previously granted which have not vested as of the termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or restricted stock units have been earned (if performance based).

If Mr. Miller’s employment terminates on the Stated Termination Date or any Anniversary Termination Date, he will be entitled to (A) an amount equal to twelve months of base salary, (B) the annual short-term bonus for the calendar year in which the Agreement expires, to the extent earned and not yet paid, and (C) the continued vesting of all stock options, restricted stock and restricted stock units previously granted which have not vested as of such termination date but would have vested within twelve months of such date, on the original scheduled vesting dates, to the extent such stock options, shares of restricted stock, or restricted stock units have been earned (if performance based).

Mr. Miller’s employment agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein, and the above description is qualified in its entirety by reference to such exhibit.

A copy of the Company’s press release announcing Mr. Cresci’s and Mr. van Saders’ appointments is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)           On June 12, 2013, the Board of Directors of ANADIGICS, Inc. adopted a resolution amending and restating the Company’s By-Laws, effective June 12, 2013.  The revisions to the By-Laws include: (i) the establishment of officer positions for both the Chief Executive Officer and President of the Company, (ii) the inclusion of references to a Lead Independent Director and (iii) the inclusion of provisions permitting notice to directors by electronic transmission.  A copy of the amended and restated By-Laws is attached hereto as Exhibit 3.1.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Anadigics, Inc., amended as of June 12, 2013.

10.1	Employment Agreement between David Cresci and ANADIGICS, Inc., effective as of January 14, 2013.

10.2	Employment Agreement between Jerry Miller and ANADIGICS, Inc., effective April 3, 2012.

99.1	Press release, dated as of June 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2013

ANADIGICS, INC.

By:         Ronald Michels

Chairman and Chief Executive Officer